Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT to Employment Agreement (the “Amendment”) is made and entered into as of this 15th day of May, 2012 (the “Effective Date”) by and among American Renal Management, LLC, a Delaware limited liability company (the “Company”), American Renal Holdings, Inc., a Delaware corporation (“ARH”), American Renal Associates Holdings, Inc., a Delaware corporation (“ARAH”), and Joseph A. Carlucci, a resident of the Commonwealth of Massachusetts (the “Executive”).

WHEREAS, Company, ARH and Executive entered into that certain Employment Agreement dated March 22, 2010 (the “Agreement”);

WHEREAS, on May 15, 2012, the Executive was elected as Chairman of the Board of ARH and ARAH;

WHEREAS, Company, ARH, ARAH and Executive desire to amend the Agreement in connection with the Executive’s appointment as Chairman, as more fully set forth herein; and

WHEREAS, this Amendment shall be effective as of the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Agreement shall be amended as follows:

1. The Company and ARH hereby consent to amend and restate Article 1 of the Agreement in its entirety as follows: “During the term of this Agreement, the Company will employ the Executive, and the Executive will serve the Company in the capacity of the Chief Executive Officer and Chairman of the Board of Directors of the Company.”

2. The Company and ARH hereby consent to amend and restate Article 2 of the Agreement in its entirety as follows: “The Executive will perform duties that are executive in nature, consistent with his titles and as delegated by the Board of Directors of ARH (the “Board”). The Executive shall report only to the Board and shall also serve as a member of the Board as set forth in Article 1 hereof.”

3. The Company and ARH hereby consent to amend Section 5.1 of the Agreement by inserting the following sentences at the end of Section 5.1: “From and after the Effective Date of this Amendment, the Company agrees to pay the Executive, in addition to his Base Salary, the annual sum of One Hundred Thousand Dollars ($100,000) (an “Additional Payment”) as compensation for his role as Chairman, pro-rated for the remainder of 2012. Additional Payments will be payable as earned in accordance with the Company’s customary payroll practice and shall be subject to customary withholding. Additional Payments shall not be deemed to be part of Base Salary for purposes of determining any bonus payable to Executive under Section 5.2, but shall be deemed to be part of Base Salary for purposes of determining any amounts payable to Executive under Articles 7 and 8. The Chairman shall be equally entitled to any commensurate increases in compensation made to other chairpersons or directors serving on the Board of ARH and ARAH.

4. Capitalized terms referenced but not specifically defined herein shall be defined as they are defined in the Agreement.

5. All other terms of the Agreement shall remain the same and are not affected by this Amendment.

6. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of laws.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto effective as of the Effective Date.

EXECUTIVE

/s/ Joseph A. Carlucci
Joseph A. Carlucci

AMERICAN RENAL HOLDINGS, INC.

By:	/s/ John J. McDonough
Name:	John J. McDonough
Title:	COO

AMERICAN RENAL MANAGEMENT, LLC

By:	/s/ John J. McDonough
Name:	John J. McDonough
Title:	COO

AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

By:	/s/ John J. McDonough
Name:	John J. McDonough
Title:	COO

3